UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2005 (September 23, 2005)

Imagenetix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	033-24138-D	87-0463772
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16935 West Bernardo Drive, Suite 101 San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 674-8455

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 23, 2005, Imagenetix, Inc.’s Board of Directors ratified the election of Robert Burg and Jeffrey McGonegal as Directors effective as of September 19, 2005. Their terms will expire at our next annual meeting of stockholders at which time it is anticipated they will stand for election. The Board of Directors has appointed Mr. Burg and Mr. McGonegal to the Compensation and Audit Committees of the Board. Mr. McGonegal will be the Chairman of the Audit Committee. There is no arrangement or understanding between Mr. Burg or Mr. McGonegal and any other person pursuant to which Mr. Burg or Mr. McGonegal were selected as our directors, and neither Mr. Burg or Mr. McGonegal have any related party transactions with us.

Item 7.01 Regulation FD Disclosure.

On September 26, 2005, Imagenetix, Inc. issued a press release announcing Mr. Burg’s election to our Board of Directors and on September 27, 2005, Imagenetix, Inc. issued a press release announcing Mr. McGonegal’s election to our Board of Directors. The full text of these press releases are furnished to the Securities and Exchange Commission as Exhibits 99.1 and 99.2 to this Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

See the Exhibit Index attached to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imagenetix, Inc.

September 27, 2005	By:	/s/Lowell W. Giffhorn
Name:Lowell W. Giffhorn
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 26, 2005, announcing Robert Burg's election to the Board of Directors of Imagenetix, Inc.

99.2	Press release, dated September 27, 2005, announcing Jeffrey McGonegal’s election to the Board of Directors of Imagenetix, Inc.